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                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                            DADE INTERNATIONAL INC.

                       *********************************
                         Adopted in accordance with the
                        provisions of Section 242 of the
                               State of Delaware
                       *********************************


          Steven W. Barnes, being the President of Dade International Inc., a corporation organized and existing under any and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions. The resolutions setting forth the proposed amendment is as follows:

          RESOLVED, effective January 1, 1998 and subject to the approval of the sole stockholder, Article 1 of the Certificate of Incorporation of Dade International Inc. be amended so that, as amended, Article I shall read as follows:

          "1. The Name by which the Corporation shall be known is Dade Behring Inc."

          FURTHER RESOLVED, that this amendment be submitted to the sole stockholder for approval and adoption; and

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, and upon written consent of the sole stockholder of said Corporation, with notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, as required by statue was voted in favor of the amendments.

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          THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation , pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation this 18th day of December 1997.


                                        DADE INTERNATIONAL INC.
                                        a Delaware Corporation



                                         /s/
                                        -------------------------------
                                        Steven W. Barnes
                                        President

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